Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the First Quarter 2025 and Provides Business Update

- End-of-Phase 2 meeting with FDA requested for Alzheimer’s disease –

- Phase 2 results in dementia with Lewy bodies accepted for oral presentation at AAIC –

- Two posters at ARVO describe zervimesine's role supporting retinal cell health -

Purchase, NY – May 7, 2025 – Cognition Therapeutics, Inc. (the “Company” or “Cognition”) (NASDAQ: CGTX), a clinical-stage company developing drugs that treat neurodegenerative disorders, today reported financial results for the first quarter ended March 31, 2025, and provided a business update.

“During our first quarter of 2025 and in recent weeks, we continued to advance our Alzheimer’s disease and dementia with Lewy bodies (DLB) programs,” stated Lisa Ricciardi, Cognition’s president and CEO. “A request was made with the U.S. Food and Drug Administration to schedule an end-of-Phase 2 (EOP2) meeting to review the results from the SHINE study in Alzheimer’s disease and discuss plans for a registrational study. In order to request separate EOP2 meetings for each indication, both need to have a unique FDA program number. For that reason, we recently initiated the process of securing a commercial investigational new drug (IND) application for zervimesine (CT1812) in DLB. Once that process is complete, we will request an EOP2 for DLB.”

Business and Corporate Highlights

•	Requested an EOP2 meeting with FDA to review the results from the SHINE study in Alzheimer’s disease.

•	Phase 2 ‘SHIMMER’ study results in DLB were accepted for a podium presentation at the Alzheimer’s Association International Congress (AAIC), to be held July 27-31, 2025 in Toronto, Canada.

•	Presenting two posters at the Association for Research in Vision and Ophthalmology (ARVO) meeting describing zervimesine's role in regulating lipid metabolism and its ability to protect retinal cells from oxidized lipids, a component of drusen.

•	In January 2025 results from the Company’s Phase 2 ‘SHIMMER’ study were presented at the International Lewy Body Dementia Conference (ILBDC) by James E. Galvin, MD, MPH. (Director, Comprehensive Center for Brain Health at the University of Miami Miller School of Medicine; study director and principal investigator on the SHIMMER study grant from the National Institute of Aging).

First Quarter 2025 Financial Results

Cash and cash equivalents as of March 31, 2025 were approximately $16.4 million and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $47.0 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the fourth quarter of 2025.

Research and development expenses were $10.8 million for the quarter ended March 31, 2025, compared to $10.6 million for the comparable period in 2024. The change in research and development expenses was primarily driven by increased Phase 2 trial activities with contract research organizations.

General and administrative expenses were $3.0 million for the quarter ended March 31, 2025, compared to $3.5 million for the comparable period in 2024. The $0.5 million change in general and administrative expenses was driven primarily by lower stock compensation, partially offset by an increase in professional fees.

The Company reported a net loss of $8.5 million, or $(0.14) per basic and diluted share for the first quarter ended March 31, 2025, compared to a net loss of $9.2 million, or $(0.27) per basic and diluted share for the same period in 2024.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system. We are currently investigating our lead candidate, zervimesine (CT1812), in clinical programs in dementia with Lewy bodies (DLB) and Alzheimer’s disease, including the ongoing START study (NCT05531656) in early Alzheimer’s disease. We believe zervimesine can regulate pathways that are impaired in these diseases though its interaction with the sigma-2 receptor, a mechanism that is functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference call, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements related to our cash runway, our clinical studies of zervimesine (CT1812), and any analysis of the results therefrom; any expected or implied benefits or results of zervimesine, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, and our plans for regulatory approval, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of global political changes and global economic conditions, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

(in thousands, except share and per share data amounts)	Three Months Ended March 31,
Consolidated Statements of Operations Data:	2025	2024
Operating Expenses:
Research and development	$10,786	$10,553
General and administrative	2,989	3,549
Total operating expenses	13,775	14,102
Loss from operations	(13,775)	(14,102)
Other income (expense):
Grant income	5,086	4,912
Other income, net	214	244
Interest expense	(5)	(10)
Loss on currency translation from liquidation of subsidiary	—	(195)
Total other income, net	5,295	4,951
Net loss	$(8,480)	$(9,151)
Foreign currency translation adjustment, including reclassifications	—	195
Total comprehensive loss	$(8,480)	$(8,956)
Net loss per share:
Basic	$(0.14)	$(0.27)
Diluted	$(0.14)	$(0.27)
Weighted-average common shares outstanding:
Basic	61,828,149	33,735,269
Diluted	61,828,149	33,735,269

	As of
(in thousands)	March 31, 2025	December 31, 2024
Consolidated Balance Sheet Data:
Cash and cash equivalents	$16,428	$25,009
Total assets	23,500	30,234
Total liabilities	11,230	11,484
Accumulated deficit	(183,640)	(175,160)
Total stockholders’ equity	12,270	18,750

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com